CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-158572 of MDU Resources Group, Inc. on Form S-8 of our report dated June 14, 2013, appearing in this Annual Report on Form 11-K of the MDU Resources Group, Inc. 401(k) Retirement Plan for the year ended December 31, 2012.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, MN
June 14, 2013